Exhibit 99.1

Contact:Will Davis

Director of Investor Relations
Phone: (c) 917-519-6994
Email: davisw@lumosnet.com

Lumos Networks Corp. Reports Fourth Quarter 2013 Financial Results

Delivers 4Q13 Revenue of $51 Million and Adjusted EBITDA of $24 Million

Strategic Data Revenue was 61% of Total 4Q13 Revenue and Grew 2.7% Sequentially

Introduces 2014 Financial Guidance of $200 to $204 Million in Revenue and $94 to $96 Million in Adjusted EBITDA

Cash Dividend of $0.14 per Share Declared

WAYNESBORO, VA – February 25, 2014 – Lumos Networks Corp. (“Lumos Networks” or “the Company”) (Nasdaq: LMOS), a fiber-based service provider of data, voice and IP-based telecommunication services in the Mid-Atlantic region, today announced financial results for its fourth quarter of 2013 and the full year 2013.

Total revenue in 2013 was $207.5 million compared to $206.9 million in 2012.   Total Adjusted EBITDA in 2013 was $96.3 million versus $88.9 million in 2012.   Total revenue for the fourth quarter of 2013 was $51.0 million, compared to $52.7 million for the fourth quarter of 2012 and $51.6 million in the third quarter of 2013.  Total Adjusted EBITDA was $24.0 million for the fourth quarter of 2013, compared to $23.2 million in the fourth quarter of 2012 and $23.0 million in the third quarter of 2013.

“In 2013, Lumos Networks’ strategic data revenue grew by 11.3% year-over-year, which offset declines in our legacy voice revenue streams, and overall Adjusted EBITDA grew by 8.4% as a result of effective expense control. We had sequential strategic data revenue growth in each quarter of 2013 and for the total year strategic data revenue accounted for more than 50% of our total revenue,” said Mr. Biltz, President and CEO.

“For 2014, we have targeted year-over-year strategic data revenue growth in the 6% to 8% range and the same level of overall Adjusted EBITDA as generated in 2013. Total revenue in 2014 is likely to be marginally down when compared to 2013 as a result of our legacy voice revenue streams,” continued Mr. Biltz. “In 2014, we plan to continue to tightly control expenses while making major investments in our fiber optics network and expansion markets to enhance our capability to increase fiber bandwidth revenue from both carrier and enterprise customers. We believe that these investments will position the Company to increase total revenue and profitability on an annual run-rate basis as we exit 2014,” concluded Mr. Biltz.

Highlights

•

The Company ended the year with 608 connected fiber to the cell (“FTTC”) sites, up 68 sequentially, which represents a year-over-year increase in total FTTC sites of 64%.   Lumos Networks reached its prior guidance to end 2013 with over 600 connected sites and maintains its target for 1,500 sites within the next few years.

•

The Company’s project to upgrade its internal systems continued to gain momentum and is expected to drive operating efficiencies, improve customer facing capabilities and streamline business processes as we progress through 2014.

•

Lumos Networks finalized plans to complete an 850-mile MEF certified Carrier Ethernet MPLS/IP network overlay designed primarily for FTTC traffic, which will allow up to 1 terabyte of total bandwidth traffic.

•	At the end of 2013, the Company’s 110-mile fiber “Edge-out” market in Richmond, Virginia had annualized sales bookings of $3.4 million.
•

On February 20, 2014, the Board of Directors of Lumos Networks declared a dividend on its common stock in the amount of $0.14 per share to be paid on April 10, 2014 to stockholders of record on March 13, 2014.

Business Outlook

For the first quarter of 2014, the Company expects revenue to be $50 to $51 million and Adjusted EBITDA $22.5 to $23 million.  For the full year 2014, the Company is introducing guidance of $200 to $204 million for revenue and $94 to $96 million for Adjusted EBITDA.

Please see the schedules accompanying this release for additional financial guidance, including reconciliations of non-GAAP measures to GAAP results.

Statements made are based on management’s current expectations.  These statements are forward-looking and actual results may differ materially.  Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, CEO, Harold L. Covert, CFO, and Will Davis, Director of Investor Relations, to review these financial and operational results and financial guidance will be held at 8:00 A.M. (ET) on February 25, 2014.

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks Fourth Quarter 2013 Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-888-317-6016

International: 1-412-317-6016

Canada: 1-855-669-9657

The conference call will be archived and available for replay through March 7, 2014 before 5:00 P.M. (ET) and may be accessed with the following numbers:

Domestic:  1-877-344-7529

International: 1-412-317-0088

Replay pass codes: Conference ID: 10041144

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a fiber-based service provider in the Mid-Atlantic region serving carrier, business and residential customers over a dense fiber network offering data, voice and IP services. With headquarters in Waynesboro, VA, Lumos Networks serves Virginia, West Virginia and portions of Pennsylvania, Kentucky, Ohio, and Maryland over a fiber network of 7,414 fiber route miles.  Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to Lumos Networks before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income or loss attributable to noncontrolling interests, other expenses/income, equity based compensation charges, acquisition-related charges, amortization of actuarial losses on retirement plans, employee separation charges, restructuring-related charges, gain or loss on settlements and gain or loss on interest rate derivatives.  Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to operating revenues.

Adjusted EBITDA is a non-GAAP financial performance measure.  It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP.  Please refer to the schedules herein and our SEC filings for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications and high speed data transport industry; our ability to offset expected revenue declines in legacy voice and access products related to the recent regulatory actions, wireless substitution, technology changes and other factors; our ability to effectively allocate capital and implement  our “edge-out” expansion plans in a timely manner; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K and our Quarterly Reports filed on Forms 10-Q.

Exhibits:

•	Condensed Consolidated Balance Sheets
•	Condensed Consolidated Statements of Income
•	Condensed Consolidated Statements of Cash Flows
•	Summary of Operating Results, Customer and Network Statistics
•	Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income
•	Reconciliation of Operating Income to Adjusted EBITDA
•	Business Outlook

Lumos Networks Corp.
Condensed Consolidated Balance Sheets
	December 31, 2013	December 31, 2012
(In thousands)

ASSETS
Current Assets
Cash and cash equivalents	$14,114	$2
Marketable securities	38,480	-
Restricted cash [1]	4,324	5,303
Accounts receivable, net	22,917	22,676
Other receivables	1,588	2,400
Income tax receivable	1,116	954
Prepaid expenses and other	3,960	5,136
Deferred income taxes	7,289	3,357
Total Current Assets	93,788	39,828

Securities and investments	699	462

Property, plant and equipment, net	378,723	336,589

Other Assets
Goodwill	100,297	100,297
Other intangibles, net	25,071	34,895
Deferred charges and other assets	7,722	4,448
Total Other Assets	133,090	139,640

Total Assets	$606,300	$516,519

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$6,688	$7,900
Accounts payable	13,076	17,453
Dividends payable	3,091	3,013
Advance billings and customer deposits	13,502	13,527
Accrued compensation	2,185	1,742
Accrued operating taxes	4,375	3,838
Other accrued liabilities	3,992	6,284
Total Current Liabilities	46,909	53,757

Long-Term Liabilities
Long-term debt	373,290	304,325
Retirement benefits	16,848	30,413
Deferred income taxes	79,087	59,313
Other long-term liabilities	2,832	3,500
Income tax payable	328	609
Total Long-term Liabilities	472,385	398,160

Stockholders' Equity	86,333	64,050
Noncontrolling Interests	673	552
Total Equity	87,006	64,602

Total Liabilities and Equity	$606,300	$516,519

[1] During 2010, the Company received a Federal stimulus award providing 50% funding to bring broadband services and infrastructure     to Alleghany County, Virginia.  The Company was required to deposit 100% of its grant ($8.1 million) into pledged accounts in advance of any reimbursements, to be drawn down ratably following reimbursement approvals.

Lumos Networks Corp.
Condensed Consolidated Statements of Income
	Three months ended December 31,		Year ended December 31,
(In thousands, except per share amounts)	2013	2012	2013	2012

Operating Revenues	$51,003	$52,679	$207,475	$206,871

Operating Expenses
Network access costs	10,420	11,374	42,417	46,845
Selling, general and administrative [1,2]	18,102	19,835	76,749	79,176
Depreciation and amortization	10,792	11,211	42,320	38,884
Accretion of asset retirement obligations	9	31	104	124
Gain on settlements, net	-	-	-	(2,335)
Restructuring charges	-	2,981	50	2,981
Total Operating Expenses	39,323	45,432	161,640	165,675
Operating Income	11,680	7,247	45,835	41,196

Other Income (Expenses)
Interest expense	(3,816)	(2,941)	(14,191)	(11,921)
Loss on interest rate swap derivatives	(34)	(1,343)	(144)	(1,898)
Other (expenses) income, net	(783)	26	(1,587)	81

Income Before Income Tax Expense	7,047	2,989	29,913	27,458

Income Tax Expense	2,982	1,025	12,019	11,010
Net Income	4,065	1,964	17,894	16,448

Net Income Attributable to Noncontrolling Interests	-	(28)	(121)	(108)
Net Income Attributable to Lumos Networks Corp.	$4,065	$1,936	$17,773	$16,340

Basic and Diluted Earnings per Common Share Attributable to Lumos Networks Corp. Stockholders:

Earnings per share - basic	$0.18	$0.09	$0.81	$0.78
Earnings per share - diluted	$0.18	$0.09	$0.80	$0.76

Cash Dividends Declared per Share - Common Stock	$0.14	$0.14	$0.56	$0.56

[1] Includes equity-based compensation charges related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions of $1.2 million and $1.0 million for three months ended December 31, 2013 and 2012, respectively, and $6.8 million and $3.9 million for the years ended December 31, 2013 and 2012, respectively.

[2] For the year ended December 31, 2012, selling, general and administrative expenses includes a $2.3 million charge related to the recognition of employee separation benefits which were provided for in the separation agreement of an executive officer who left the Company in April 2012.

Lumos Networks Corp.
Condensed Consolidated Statements of Cash Flows
	Year ended December 31,
(In thousands)	2013	2012

Cash Flows from Operating Activities:
Net income	$17,894	$16,448
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	32,496	27,750
Amortization	9,824	11,134
Accretion of asset retirement obligations	104	124
Deferred income taxes	11,502	10,514
Loss on interest rate swap derivatives	144	1,898
Equity-based compensation expense	6,778	3,912
Amortization of debt issuance costs	1,280	812
Write off of unamortized debt issuance costs	890	-
Gain on settlement	-	(3,035)
Retirement benefits, net of cash contributions and distributions	(329)	665
Excess tax benefits from share-based compensation	(1,060)	(428)
Other	(163)	-
Changes in operating assets and liabilities, net	(5,106)	2,421
Net Cash Provided by Operating Activities	74,254	72,215

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(68,334)	(59,881)
Broadband network expansion funded by stimulus grant	(29)	(1,351)
Proceeds from disposal of managed services business	-	750
Purchases of marketable securities	(38,560)	-
Change in restricted cash	979	2,251
Cash reimbursement received from broadband stimulus grant	979	2,251
Purchase of tradename asset	-	(333)
Other	62	(26)
Net Cash Used in Investing Activities	(104,903)	(56,339)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	375,000	-
Payment of debt issuance costs	(4,872)	-
Principal payments on senior secured term loans	(308,876)	(2,000)
Borrowings from revolving credit facility	15,000	9,783
Principal payments on revolving credit facility	(18,521)	(21,261)
Termination payments of interest rate swap derivatives	(858)	-
Cash dividends paid on common stock	(12,213)	(11,951)
Principal payments under capital lease obligations	(1,456)	(1,542)
Proceeds from stock option exercises and employee stock purchase plan	1,222	122
Excess tax benefits from share-based compensation	1,060	428
Other	(725)	-
Net Cash Provided by (Used in) Financing Activities	44,761	(26,421)
Increase (decrease) in cash and cash equivalents	14,112	(10,545)
Cash and cash equivalents:
Beginning of Year	2	10,547
End of Year	$14,114	$2

Lumos Networks Corp.
Operating Results, Customer and Network Statistics
(Dollars in thousands)	Three months ended:					Year ended:
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenue and Adjusted EBITDA
Revenue
Enterprise Data	10,126	10,133	10,043	10,075	9,877	40,377	37,416
Carrier Data	16,327	15,494	15,195	14,868	14,457	61,884	52,978
IP Services	4,753	4,758	4,780	4,781	4,730	19,072	18,616
Total Strategic Data	31,206	30,385	30,018	29,724	29,064	121,333	109,010
Legacy Voice	13,318	14,063	14,264	14,821	15,334	56,466	64,146
Access	6,479	7,179	8,029	7,989	8,281	29,676	33,715
Total Revenue	51,003	51,627	52,311	52,534	52,679	207,475	206,871

Adjusted EBITDA[1]
Strategic Data	13,983	12,563	13,395	13,788	13,693	53,729	50,892
Legacy Voice	5,053	5,162	5,114	4,923	3,771	20,252	14,850
Access	4,996	5,321	6,042	5,984	5,747	22,343	23,147
Total Adjusted EBITDA	24,032	23,046	24,551	24,695	23,211	96,324	88,889
Adjusted EBITDA Margin[1]	47.1%	44.6%	46.9%	47.0%	44.1%	46.4%	43.0%
Capital Expenditures	22,613	18,997	11,692	15,032	15,956	68,334	59,881
Adjusted EBITDA less Capital Expenditures	1,419	4,049	12,859	9,663	7,255	27,990	29,008

Customer and Network Statistics
Customer Statistics
Competitive voice connections [2]	95,730	98,296	102,189	105,695	110,261	95,730	110,261
Total Broadband Connections [3]	46,857	47,190	42,607	42,110	39,950	46,857	39,950
Video Subscribers	5,034	4,975	4,767	4,666	4,549	5,034	4,549

Network Statistics
On-Network Buildings [4]	1,344	1,303	1,273	1,235	1,196	1,344	1,196
Fiber to the Cell Sites [4]	608	540	465	405	370	608	370

RLEC Total Access Lines	28,886	29,518	30,129	30,643	31,203	28,886	31,203

1 Adjusted EBITDA is a non-GAAP measure. See definition on page 2 of this earnings release. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to Total Revenue.
2 Includes customer Primary Rate Interface (PRI) line equivalents at 23 lines per PRI. Excludes intercompany PRI lines.

3 Includes customers or customer equivalents for DSL, dedicated Internet access, wireless portable broadband, broadband over fiber and metro Ethernet.  All revenues from broadband products are recorded in the operating revenues of our strategic data segment.

4 Includes statistics for legacy markets only, excluding FiberNet, through December 31, 2013

Note: Certain prior period revenue amounts have been reclassified to conform with the current year presentation.

Lumos Networks Corp.
Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income
(In thousands)
	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Net Income Attributable to Lumos Networks Corp.	$4,065	$1,936	17,773	$16,340
Net Income Attributable to Noncontrolling Interests	-	28	121	108
Net Income	4,065	1,964	17,894	16,448

Interest expense	3,816	2,941	14,191	11,921
Loss on interest rate swap derivatives	34	1,343	144	1,898
Income tax expense	2,982	1,025	12,019	11,010
Other expenses (income), net	783	(26)	1,587	(81)
Operating Income	$11,680	$7,247	$45,835	$41,196

Lumos Networks Corp.
Reconciliation of Operating Income to Adjusted EBITDA

(Dollars in thousands)	2013	2012

For The Three Months Ended December 31
Operating Income	$11,680	$7,247
Depreciation and amortization and accretion of asset retirement obligations	10,801	11,242
Sub-total:	22,481	18,489
Amortization of actuarial losses	309	445
Equity based compensation	1,242	1,025
Restructuring charges	-	2,981
Employee separation charges	-	271
Gain on settlements, net	-	-
Adjusted EBITDA	$24,032	$23,211
Adjusted EBITDA Margin	47.1%	44.1%

For The Year Ended December 31
Operating Income	$45,835	$41,196
Depreciation and amortization and accretion of asset retirement obligations	42,424	39,008
Sub-total:	88,259	80,204
Amortization of actuarial losses	1,237	1,781
Equity based compensation	6,778	3,912
Restructuring charges	50	2,981
Employee separation charges [1]	-	2,346
Gain on settlements, net[2]	-	(2,335)
Adjusted EBITDA	$96,324	$88,889
Adjusted EBITDA Margin	46.4%	43.0%

[1] For the year ended December 31, 2012, selling, general and administrative expenses include a $2.3 million charge related to the recognition of employee separation benefits which were provided for in the separation agreement of an executive officer who left the Company in April 2012.

[2] The Company recognized a net pre-tax gain of approximately $2.3 million in  2012 in connection with the settlement of outstanding matters related to a prior acquisition and the settlement of an outstanding lawsuit.

Lumos Networks Corp.
Business Outlook [1] (as of February 25, 2014)
(In millions)	2014 Guidance [1]
	First Quarter 2014			2014 Annual
Operating Revenues	$ 50	to	$ 51	$ 200	to	$ 204

Adjusted EBITDA	$ 22.5	to	$ 23	$ 94	to	$ 96

Capital Expenditures	$ 18	to	$ 20	$ 70	to	$ 75

Cash, Cash Equivalents and Marketable Securities (at end of period)	$ 47	to	$ 49	$ 28	to	$ 33

Reconciliation of Operating Income to Adjusted EBITDA
Operating Income	approximately $10			$ 41	to	$ 43
Depreciation and amortization	approximately $12			approximately $48
Equity based compensation charges	approximately $1			approximately $4
Amortization of actuarial losses	< $1			approximately $1
Adjusted EBITDA	$ 22.5	to	$ 23	$ 94	to	$ 96

[1] These estimates are based on management’s current expectations.  These estimates are forward-looking and actual results may differ materially.  Please see “Special Note from the Company Regarding Forward-Looking Statements" in the Lumos Networks Corp. fourth quarter 2013 earnings release dated February 25, 2014.